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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

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CONTACT:
--------
Stanley J. Kay, Jr.
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:
----------------------

              WYSER-PRATTE/SPEAR, LEEDS SENDS LETTER TO REXENE CEO; SEEKS TO POSTPONE APRIL 30 SPECIAL MEETING TO MAY 22
                IN LIGHT OF REXENE'S NEGOTIATIONS WITH HUNTSMAN

NEW YORK, NEW YORK, April 25, 1997 -- Guy P. Wyser-Pratte, President of Wyser-Pratte & Co., Inc. and Fred Kambeitz, a partner at Spear, Leeds & Kellogg announced that they sent the following letter today to Andrew Smith, Chief Executive Officer of Rexene Corporation (NYSE: RXN):

                   [WYSER-PRATTE AND SPEAR LEEDS LETTERHEADS]

                                                                  April 25, 1997

Mr. Andrew J. Smith
Chairman and Chief Executive Officer
Rexene Corporation
5005 LBJ Freeway
Dallas, TX 75244

DEAR MR. SMITH:

We are pleased at the progress that has been made toward allowing Huntsman to conduct due diligence, which Huntsman said would be completed in two weeks. In order to facilitate negotiations to consummate Huntsman's offer to acquire Rexene for $16 per share in a cash merger, we are willing to maintain the status quo by agreeing with the Company to postpone the Special Meeting scheduled for next week until May 22. If the Board does not agree to a postponement, we will make a proposal at the beginning of the Special Meeting, and vote our proxies, to adjourn the Meeting until that date. In addition, between now and April 30, we will not solicit proxies to vote for our Director Replacement and By-Law Proposals and will only solicit proxies to initiate and vote for proposals to recess or adjourn the Special Meeting.

Given the prospect that acquisition negotiations will begin shortly, it would clearly be a mistake to hold the Special Meeting next Wednesday, because shareholders do not have the necessary information to vote intelligently on either Wyser-Pratte/Spear, Leeds' or management's proposals at the Special Meeting. Shareholders need time to see the Board's response to Huntsman's latest offer and the results of due diligence and/or negotiations, as well as to evaluate the performance of the Board in the Company's dealings with Huntsman over the next month. If the negotiations end in an agreement to sell the Company, there will be no need for a Special Meeting to replace the Board. If the negotiations are unsuccessful, shareholders will be in a much better position than on April 30 to decide whether the Board should be replaced.

Under these circumstances we also believe that shareholders should not have to decide whether to tender their shares into the Issuer Tender Offer until the outcome of the negotiations with Huntsman is clear. Therefore, we also call upon the Company to extend the May 5 expiration and pro ration date, as well as to set a price of $16 per share in the Offer.

                                     Sincerely,

           GUY P. WYSER-PRATTE                     FRED KAMBEITZ
           GUY P. WYSER-PRATTE                     FRED KAMBEITZ
           Wyser-Pratte & Co., Inc.                Spear, Leeds & Kellogg

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